Exh. (a)(9)
                          TO BE EFFECTIVE JUNE 5, 2002

           AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               ARTISAN FUNDS, INC.

         The undersigned Secretary of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to create an additional class of shares to be designated the "Artisan International Value Fund," with a single series designated as "Artisan International Value Fund Investor Shares":

                  "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

                  'A.    The Corporation is authorized to issue an indefinite
         number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                                               Authorized Number
                          Class                        Series                       of Shares
                          -----                        ------                  -----------------
          Artisan Small Cap Fund                     Investor Shares              Indefinite
          Artisan International Fund                 Investor Shares              Indefinite
          Artisan International Fund                 Institutional Shares         Indefinite
          Artisan Mid Cap Fund                       Investor Shares              Indefinite
          Artisan Mid Cap Fund                       Institutional Shares         Indefinite
          Artisan Small Cap Value Fund               Investor Shares              Indefinite
          Artisan Mid Cap Value Fund                 Investor Shares              Indefinite
          Artisan International Small Cap Fund       Investor Shares              Indefinite
          Artisan International Value Fund           Investor Shares              Indefinite


          The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:'"

         This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on June 5, 2002 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and (b). Prior to this Amendment, none of the Artisan International Value Fund Investor Shares has been issued.

         Executed in duplicate this 5th day of June, 2002.


                                            ARTISAN FUNDS, INC.



                                            By: /s/ Janet D. Olsen
                                               ---------------------
                                                Janet D. Olsen
                                                Secretary

         This instrument was drafted by :

         Ellen R. Drought
         Godfrey & Kahn, S.C.
         780 North Water Street
         Milwaukee, Wisconsin  53202